UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We are sad to report the unfortunate passing of a leader on our board of directors, Richard Kincaid. On March 25, 2020, the board of directors of Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed Rajat Dhanda as a director to fill the vacancy created.  The board also appointed Mr. Dhanda as a member of the investment committee of the board of directors.  Mr. Dhanda will continue to serve as our Managing Director, Co-President.  Mr. Dhanda is an employee of the Company’s advisor, Black Creek Diversified Property Advisors LLC, and, therefore, is not independent of the Company. He and James R. Mulvihill are interested directors, while the Company’s other three directors are independent of the Company.  On March 25, 2020, the board of directors of the Company also appointed Mr. Mulvihill as Chairman of the Board.

Mr. Dhanda, age 52, has served as our Managing Director, Co-President since December 10, 2019 and served as Managing Director, President from April 2017 to December 10, 2019. Mr. Dhanda also has served as the Managing Director, Co-President of Black Creek Industrial REIT IV Inc. (“BCI IV”) since December 9, 2019 and served as the Managing Director, President BCI IV from May 2017 to December 9, 2019. He currently serves as Chief Executive Officer of Black Creek Group (“BCG”) and is responsible for the oversight of distribution, marketing, product development, operations and legal functions. Prior to joining BCG, Mr. Dhanda spent 26 years at Morgan Stanley, leading key divisions of their institutional and Wealth Management platforms, while also serving on the firm’s Management and Risk Committee for his last eight years. Most recently, he was head of Investment Products and Services in Wealth Management, which was responsible for all of the products distributed by Morgan Stanley’s financial advisors. In this capacity, he worked closely with the firm’s financial advisors and third-party asset managers to design and distribute products offering a breadth of investment solutions. In addition, as a member of the division’s Executive and Operating Committees, Mr. Dhanda worked to develop strategies for the changing regulatory environment and the opportunities that technology and data offer today in the wealth management channels. Mr. Dhanda holds a B.A. in both Business Economics, as well as Organizational Behavior & Management from Brown University.

Item 8.01 Other Events.

On March 25, 2020, in accordance with the terms of our share redemption program (“SRP”), our independent directors appointed Mr. Dhanda to replace Mr. Kincaid as a “key person” with respect to the Early Redemption Deduction (as defined in the SRP).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
March 25, 2020
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Senior Portfolio Manager, Chief Financial Officer and Treasurer

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